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                                                                    EXHIBIT 23.1


                        CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 1998, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-49459) and related Prospectus of New South Bancshares, Inc. for the registration of 3,000,000 shares of New South Capital Trust Preferred Securities (liquidation amount $10.00 per preferred security) fully and unconditionally guaranteed by New South Bancshares, Inc.


                                                /s/ ERNST & YOUNG LLP
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Birmingham, Alabama

May 29, 1998